AMENDMENT
to
RENEWED RIGHTS AGREEMENT

This AMENDMENT TO RENEWED RIGHTS AGREEMENT (the “Amendment”) is entered into this 3nd day of December 2008, by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and UMB BANK, N.A. (“UMB”), and amends that certain Renewed Rights Agreement, dated January 6, 1999 (the “Agreement”).

WHEREAS, on January 6, 1999, the Company adopted a preferred share purchase rights plan (the “Rights Plan”) and entered into the Agreement with Bank One, N.A.;

WHEREAS, the Company has been informed that the rights and obligations of Bank One, N.A. as the rights agent under the Agreement were assumed by JPMorgan Chase (“Chase”), and subsequently assumed by The Bank of New York Mellon (“Mellon);

WHEREAS, neither Chase nor Mellon have been able to confirm that one or the other is acting as the current rights agent under the Agreement;

WHEREAS, Section 21 of the Agreement provides that the Company may remove the rights agent and appoint a new rights agent;

WHEREAS, the Company desires to appoint UMB as rights agent, and UMB desires to serve as rights agent, in accordance with the terms of the Agreement;

WHEREAS, the Agreement provides that each Right (as defined in the Agreement) may be exercised at an initial Purchase Price (as defined in the Rights Plan) of $20.00, subject to adjustment;

WHEREAS, the financial advisor to the Company regarding the Company’s Rights Plan and Agreement, Sterne Agee and Leach, Inc., has recommended to the Company’s Board of Directors that the initial Purchase Price per Right be increased to $47.75 during the remaining term of the Agreement;

WHEREAS, the Board of Directors determined that it is desirable and in the best interest of the Company and its stockholders that the Company to amend the Agreement pursuant to the terms of this Amendment (a) to reflect The Bank of New York Mellon as the rights agent and (b) to increase the initial Purchase Price for the exercise of a Right as set forth in Section 7(b) of the Agreement from $20.00 to $47.75.

NOW, THEREFORE, the Company and the Rights Agent hereby agree to amend the Agreement as follows:

1. Amendment to Section 7.  Paragraph (b) of Section 7 of the Agreement is hereby amended by deleting “$20.00” and substituting “$47.75” in lieu thereof.

2.  Amendment to Agreement and Section 26.  Whenever there is a reference to Bank One, N.A. as the rights agent in the Agreement and any exhibits attached thereto, such shall be deleted and changed to UMB Bank, n.a..  Section 26 is hereby amended by deleting the notice information for Bank One, N.A. and substituting the following in lieu thereof:

UMB Bank, n.a.
1010 Grand Blvd., 4th Flr.
Kansas City, MO  64106
Attn:   Douglas Hare, CCTS
    Vice President

3.           Amendment to Exhibit “B”.  The first paragraph of the form of Right Certificate, attached as Exhibit “B” to the Agreement is hereby amended by:

(a)	inserting in the third line thereof “, as amended by the Amendment to Renewed Rights Agreement, dated December 1, 2008” immediately following the phrase “dated as of January 6, 1999;”

(b)	deleting the reference to “Bank One, N.A.” and substituting in lieu thereof “UMB Bank, n.a.;”

(c)	deleting “$20.00” and substituting in lieu thereof “$47.75;” and

(d)	deleting the phrase “Purchase Price as of January 6, 1999” and substituting in lieu thereof the phrase “Purchase Price as of December 1, 2008.”

4.           Amendment to Exhibit “C”.  The form of Summary of Rights to Purchase Preferred Shares, attached as Exhibit “C” to the Agreement is hereby amended by:

(a)	in the first paragraph, deleting “$20.00” and substituting in lieu thereof “$47.75;” and

(b)
in the first paragraph, deleting the last sentence thereof and inserting the sentence “The description of the Rights are set forth in the Renewed Rights Agreement (the “Renewed Rights Agreement”), dated as of January 6, 1999, as amended by the Amendent to Renewed Rights Agreement, dated December 1, 2008, between the Company and UMB Bank, n.a.” in lieu thereof; and

(d)	in the last paragraph, conforming the reference to the Form 8-A to read, “Form 8 A, dated January 27, 1999, as amended by Amendment No. 1 to Form 8-A, dated December 1, 2008.”

5.           Continuing Effect.  The Agreement, as modified by this Amendment, will remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective the day and year first above written.

LSB INDUSTRIES, INC.

By: /s  Jack E. Golsen
  Jack E. Golsen, Chief Executive Officer

UMB BANK, N.A.

 By: /s/ Douglas Hare
Douglas Hare, CCTS
Vice President

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